EXHIBIT 10.7-H

          AMENDMENT TO CHANGE IN CONTROL AGREEMENT BETWEEN
          STANDARD FINANCIAL MORTGAGE CORPORATION
          AND ROBERT R. HARRING, III

               Standard Financial Mortgage Corporation ("SFMC"), Standard Financial, Inc. ("Holding Company") and Robert
          R. Harring, III ("Executive") executed a certain Change in Control Agreement (the "Agreement"), effective July 28, 1995, wherein they reserved the right to modify or amend said Agreement in writing at any time in whole or in part.

               WHEREAS, Holding Company and SFMC are desirous of amending the Agreement in certain respects and retaining the services of Executive; and

               WHEREAS, Executive is willing to accept such amendments and to continue to serve in the employ of Holding Company and SFMC.

               NOW, THEREFORE, in consideration of Holding Company and SFMC continuing to retain the services of Executive and for Executive continuing to serve in the employ of Holding Company and SFMC and for other good and valuable consideration, the parties hereto agree to amend said Agreement effective July 1, 1996, as follows:

               1. Section 2.4 is hereby amended to read as follows:

                    "2.4 Payment Adjustment. If the independent accountants acting as auditors for SFMC on the date of a Change in Control (or another accounting firm designated by the parties) determine, in consultation with legal counsel acceptable to the parties, that any amount payable to Executive by SFMC under this Agreement, or any other plan or agreement under which Executive participates or is a party, would constitute an "excess parachute payment" within the meaning of Section 280G of the Code, and any regulations thereunder, and be subject to the "excise tax" imposed by Section 4999 of the Code, SFMC shall pay to Executive the amount of such excise tax and all federal and state income or other taxes with respect to the payment of the amount of such excise tax, including all such taxes with respect to any such additional amount. If at a later date, the Internal Revenue Service assesses a deficiency against Executive for the excise tax which is greater than that which was determined at the time such amounts were paid, if any, SFMC shall pay to Executive the amount of such excise tax plus any interest, penalties and professional fees or expenses, incurred by Executive as a result of such assessment, including all such taxes with respect to any such additional amount. The highest marginal tax rate applicable to individuals at the time of payment of such amounts will be used for purposes of determining the federal and state income and other taxes with respect thereto. SFMC shall withhold from any amounts paid under this Agreement the amount of any excise tax or other federal, state or local taxes then required to be withheld. Computations of the amount of any supplemental compensation paid under this Section 2.4 shall be made by the independent public accountants then regularly retained by SFMC, in consultation with legal counsel acceptable to the parties. SFMC shall pay all accountant and legal counsel fees and expenses."

               In all other respects, Holding Company, SFMC and Executive hereby confirm the Agreement, as herein amended, reserving to Holding Company, SFMC and Executive the joint right further to amend or revoke, in whole or in part, the Agreement and this amendment thereto.

               IN WITNESS WHEREOF, Holding Company, SFMC and
          Executive have signed this amendment this ______ day of ______________________, 1996.

                         STANDARD FINANCIAL MORTGAGE CORPORATION

                              By: _________________________________
                              Title:_______________________________

                         STANDARD FINANCIAL, INC.

                              By:__________________________________
                              Title:_______________________________

                         ROBERT R. HARRING, III

                              By: _________________________________
                              Title: ______________________________